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                      PANAMSAT INTERNATIONAL SYSTEMS, INC.



                    123/4% SENIOR SUBORDINATED NOTES DUE 2005


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                    ----------------------------------------

                                    INDENTURE

                         Dated as of September 30, 1997


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                        First Trust National Association

                    ----------------------------------------

                                     Trustee

===============================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                              Indenture Section

310    (a)(1)................................................... 7.10

       (a)(2)................................................... 7.10

       (a)(3)................................................... N.A.

       (a)(4)................................................... N.A.

       (a)(5)................................................... 7.10

       (b)...................................................... 7.10

       (c)...................................................... N.A.

311    (a)...................................................... 7.11

       (b)...................................................... 7.11

       (c)...................................................... N.A.

312    (a)...................................................... 2.05

       (b)...................................................... 11.03

       (c)...................................................... 11.03

313    (a)...................................................... 7.06

       (b)(1)................................................... N.A.

       (b)(2)................................................... 7.06

       (c)...................................................... 7.06; 11.02

       (d)...................................................... 7.06

314    (a)...................................................... 4.03; 11.02

       (b)...................................................... N.A.

       (c)(1)................................................... 11.04

       (c)(2)................................................... 11.04

       (c)(3)................................................... N.A.

       (d)...................................................... N.A.

       (e)...................................................... 11.05

       (f)...................................................... N.A.

315    (a)...................................................... 7.01

       (b)...................................................... 7.05; 11.02

       (c)...................................................... 7.01

       (d)...................................................... 7.01

       (e)...................................................... 6.11

316    (a)(last sentence)....................................... 2.09

       (a)(1)(A)................................................ 6.05

       (a)(1)(B)................................................ 6.04

       (a)(2)................................................... N.A.

       (b)...................................................... 6.07

       (c)...................................................... 2.13

317    (a)(1)................................................... 6.08

       (a)(2)................................................... 6.09

       (b)...................................................... 2.04

318    (a)...................................................... 11.01

       (b)...................................................... N.A.

       (c)...................................................... 11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                      Page


ARTICLE 1           DEFINITIONS AND INCORPORATION BY
                      REFERENCE....................................    1
        Section 1.01.     Definitions..............................    1
        Section 1.02.     Other Definitions........................    15
        Section 1.03.     Incorporation by Reference of
                             Trust Indenture Act...................    15
        Section 1.04.     Rules of Construction....................    16

ARTICLE 2           THE EXCHANGE DEBENTURES........................    16
        Section 2.01.     Form and Dating..........................    16
        Section 2.02.     Execution and Authentication.............    17
        Section 2.03.     Registrar and Paying Agent...............    18
        Section 2.04.     Paying Agent to Hold Money in Trust......    18
        Section 2.05.     List of Holders of the Exchange
                             Debentures............................    19
        Section 2.06.     Transfer and Exchange....................    19
        Section 2.07.     Replacement Exchange Debentures..........    20
        Section 2.08.     Outstanding Exchange Debentures..........    21
        Section 2.09.     Treasury Exchange Debentures.............    21
        Section 2.10.     Temporary Exchange Debentures............    22
        Section 2.11.     Cancellation.............................    22
        Section 2.12.     Defaulted Interest.......................    22
        Section 2.13.     Record Date..............................    23
        Section 2.14.     CUSIP Number.............................    23

ARTICLE 3             REDEMPTION...................................    23
        Section 3.01.     Notices to Trustee.......................    23
        Section 3.02.     Selection of Exchange Debentures
                             to be Redeemed........................    24
        Section 3.03.     Notice of Redemption.....................    24
        Section 3.04.     Effect of Notice of Redemption...........    25
        Section 3.05.     Deposit of Redemption Price..............    26
        Section 3.06.     Exchange Debentures Redeemed in Part.....    26
        Section 3.07.     Optional Redemption......................    26
        Section 3.08.     Offer to Purchase by Application
                             of Excess Proceeds....................    27

ARTICLE 4             COVENANTS....................................    30
        Section 4.01.     Payment of Exchange Debentures...........    30
        Section 4.02.     Maintenance of Office or Agency..........    31
        Section 4.03.     Reports..................................    31
        Section 4.04.     Compliance Certificate...................    32
        Section 4.05.     Taxes....................................    33
        Section 4.06.     Stay, Extension and Usury Laws...........    33
        Section 4.07.     Restricted Payments......................    33
        Section 4.08.     Dividend and Other Payment Restrictions
                             Affecting Subsidiaries................    35
        Section 4.09.     Incurrence of Indebtedness and Issuance of
                             Preferred Stock.......................    36
        Section 4.10.     Asset Sales..............................    38
        Section 4.11.     Transactions with Affiliates.............    39
        Section 4.12.     Liens....................................    40
        Section 4.13.     Subsidiary Guarantees....................    40
        Section 4.14.     Corporate Existence......................    43
        Section 4.15.     Offer to Repurchase Upon Change
                             of Control............................    43
        Section 4.16.     Maintenance of Insurance.................    45
        Section 4.17.     Activities of the Company................    47
        Section 4.18.     Senior Subordinated Debt.................    48

ARTICLE 5             SUCCESSORS...................................    48
        Section 5.01.     Merger, Consolidation or Sale of
                             Assets................................    48
        Section 5.02.     Successor Corporation Substituted........    49

ARTICLE 6             DEFAULTS AND REMEDIES
        Section 6.01.     Events of Default........................    49
        Section 6.02.     Acceleration.............................    51
        Section 6.03.     Other Remedies...........................    52
        Section 6.04.     Waiver of Past Defaults..................    53
        Section 6.05.     Control by Majority......................    53
        Section 6.06.     Limitation on Suits......................    53
        Section 6.07.     Rights of Holders of Exchange
                             Debentures to Receive Payment.........    54
        Section 6.08.     Collection Suit by Trustee...............    54
        Section 6.09.     Trustee May File Proofs of Claim.........    55
        Section 6.10.     Priorities...............................    56
        Section 6.11.     Undertaking for Costs....................    56

ARTICLE 7             TRUSTEE......................................    57
        Section 7.01.     Duties of Trustee........................    57
        Section 7.02.     Rights of Trustee........................    58
        Section 7.03.     Individual Rights of Trustee.............    59
        Section 7.04.     Trustee's Disclaimer.....................    59
        Section 7.05.     Notice of Defaults.......................    59
        Section 7.06.     Reports by Trustee to Holders of the
                             Exchange Debentures...................    60
        Section 7.07.     Compensation and Indemnity...............    60
        Section 7.08.     Replacement of Trustee...................    61
        Section 7.09.     Successor Trustee by Merger, Etc.........    63
        Section 7.10.     Eligibility; Disqualification............    63
        Section 7.11.     Preferential Collection of Claims
                             Against Company.......................    63

ARTICLE 8             LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....    63
        Section 8.01.     Option to Effect Legal Defeasance
                             or Covenant Defeasance................    63
        Section 8.02.     Legal Defeasance and Discharge...........    64
        Section 8.03.     Covenant Defeasance......................    64
        Section 8.04.     Conditions to Legal or Covenant
                             Defeasance............................    65
        Section 8.05.     Deposited Money and Government
                             Securities to be Held in Trust........    67
        Section 8.06.     Repayment to Company.....................    68
        Section 8.07.     Reinstatement............................    68

ARTICLE 9             AMENDMENT, SUPPLEMENT AND WAIVER.............    69
        Section 9.01.     Without Consent of Holders of
                             Exchange Debentures...................    69
        Section 9.02.     With Consent of Holders and Exchange
                             Debentures............................    70
        Section 9.03.     Compliance with Trust Indenture Act......    72
        Section 9.04.     Revocation and Effect of Consents........    72
        Section 9.05.     Notation on or Exchange of Exchange
                             Debentures............................    73
        Section 9.06.     Trustee to Sign Amendments, Etc..........    73
        Section 9.07.     Payment for Consents.....................    73

ARTICLE 10            SUBORDINATION................................    74
        Section 10.01.    Agreement to Subordinate.................    74
        Section 10.02.    Liquidation; Dissolution; Bankruptcy.....    74
        Section 10.03.    Default on Designated Senior Debt........    75
        Section 10.04.    Acceleration of Securities...............    76
        Section 10.05.    When Distribution Must be Paid Over......    76
        Section 10.06.    Notice by Company........................    77
        Section 10.07.    Subrogation..............................    77
        Section 10.08.    Relative Rights..........................    78
        Section 10.09.    Subordination May Not be Impaired
                             by Company............................    78
        Section 10.10.    Distribution or Notice to
                             Representative........................    78
        Section 10.11.    RIGHTS OF TRUSTEE AND PAYING AGENT.......    79
        Section 10.12.    Authorization to Effect Subordination....    79
        Section 10.13.    Amendments...............................    80

ARTICLE 11            MISCELLANEOUS................................    80
        Section 11.01.    Trust Indenture Act Controls.............    80
        Section 11.02.    Notices..................................    80
        Section 11.03.    Communication by Holders of Exchange
                             Debentures With Other Holders of
                             Exchange Debentures...................    81
        Section 11.04.    Certificate and Opinion as to
                             Conditions Precedent..................    82
        Section 11.05.    Statements Required in Certificate or
                             Opinion...............................    82
        Section 11.06.    Rules by Trustee and Agents..............    83
        Section 11.07.    No Personal Liability of Directors,
                             Officers, Employees, Incorporator
                             and Stockholders......................    83
        Section 11.08.    Governing Law............................    83
        Section 11.09.    No Adverse Interpretation of Other
                             Agreements............................    83
        Section 11.10.    Successors...............................    83
        Section 11.11.    Severability.............................    84
        Section 11.12.    Counterpart Originals....................    84
        Section 11.13.    Table of Contents, Headings, Etc.........    84

                                    EXHIBITS

                      Exhibit A Form of Exchange Debenture

                  INDENTURE dated as of September 30, 1997 between PanAmSat International Systems, Inc., a Delaware corporation (the "Company"), and First Trust National Association, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 3/4 % Senior Subordinated Notes due 2005 (the "Exchange Debentures"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                   BY REFERENCE

                  Section 1.01.  Definitions.

                  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Arianespace" means Arianespace, S.A., a company organized under the laws of France, and its successors.

                  "Arianespace Launch Contract" means the Agreement for the Launching into Geostationary Transfer Orbit of the PanAmSat 2, 3 and 4 Satellites by an Ariane Launch Vehicle, Contract No. 92.5.930/DC, dated June 5, 1992, between Arianespace and the Company, as amended from time to time.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests, whether common or preferred.

                  "Change of Control" means any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that (a) the Principals or their Related Parties or an entity controlled by the Principals or their Related Parties cease
(i) to elect a majority of the Board of Directors or (ii) to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 20 percent of the total Equity Interests in, and aggregate voting power of all classes of the voting stock of, the Company or (b) Televisa or its Related Parties or an entity controlled by Televisa or its Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 20 percent of the total Equity Interests in the Company.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in calculating such Consolidated Net Income, (a) provision for taxes based on income or profits, (b) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations), (c) depreciation and amortization (including amortization of goodwill and other intangibles and non-cash expense charged to "cost of transponder sold") of such Person for such period and (d) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary, (b) the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the Net Income of any Wholly Owned Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject and (e) the cumulative effect of a change in accounting principles shall be excluded; and provided, further, that, in addition to but not in duplication of the amount referred to in clauses (a) and
(b) of this definition, Consolidated Net Income shall include the amount of all dividends or distributions paid to the referent Person during such period by a Person that is not a Subsidiary or that is accounted for by the equity method of accounting or by a Subsidiary that is not a Wholly Owned Subsidiary out of the Net Income of such Person or such Subsidiary earned in any prior period.

                  "Consolidated Net Worth" means, with respect to any Person, the sum of (a) the stockholders' or partnership equity of such Person plus (b) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Preferred Stock Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Designated Senior Debt" means (a) Indebtedness under the Senior Secured Notes and the indenture relating thereto, (b) Bank Debt and (c) any other Senior Debt permitted to be incurred pursuant to this Indenture in a principal amount of not less than $20 million designated by the Company as Designated Senior Debt.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity, or earlier redemption, of the Exchange Debentures.

                  "DTH Joint Venture" means the joint venture between the Company and Televisa entered into pursuant to a Memorandum of Understanding dated as of March 27, 1995.

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Debenture Issue Date" means the date on which the Exchange Debentures are issued under this Indenture.

                  "Existing Indebtedness" means any Indebtedness of the Company and its Subsidiaries in existence on the Exchange Debenture Issue Date, until such amounts are repaid.

                  "Existing Investments" means any Investments of the Company and its Subsidiaries in existence on the Exchange Debenture Issue Date.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided, however, that these definitions and all ratios and calculations contained in the Sections 4.07, 4.08, 4.09 and 4.10 shall be determined in accordance with GAAP as in effect and applied by the Company on the Preferred Stock Issue Date, consistently applied; provided, further, that, in the event of any change in GAAP or in any change by the Company in GAAP applied that would result in any change in any such ratio or calculation, the Company shall deliver to the Trustee, each time any such ratio or calculation is required to be determined or made, an Officers' Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means any entity that executes a Guarantee of the obligations of the Company under the Exchange Debentures and this Indenture in accordance with the provisions of this Indenture, and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name an Exchange Debenture is registered.

                  "Hughes" means Hughes Aircraft Company, a Delaware corporation, and its successors.

                  "Hughes Satellite Contract" means the PAS-2 Satellite Purchase Contract, dated as of November 2, 1991, and the PAS-3 and PAS-4 Satellites Purchase Contract, dated as of January 4, 1993, between Hughes and the Company, as successor-in-interest to Alpha Lyracom Space Communications, Inc., as amended from time to time.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

                  "Indebtedness to Cash Flow Ratio" means, with respect to any Person, the ratio of (a) such Person's total Indebtedness as of the date of determination, to (b) such Person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"); provided, however, that (i) in making such computation, Indebtedness will include the total amount of funds outstanding and available under any revolving credit facilities and (ii) in the event that the Company or any of its Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the Measurement Period.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Marketable Securities" means (a) Government Securities, (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's, (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, less (a) to the extent included therein, any gain (but not loss), net of any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and (b) to the extent included therein, any extraordinary gain (but not loss), net of any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary to cash.

                  "Notes" means the Senior Secured Notes and the Senior Subordinated Notes.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "PAS-l," "PAS-2," "PAS-3," "PAS-4", "PAS-5" and "PAS-6" mean the communications satellites of the Company described in the Prospectus dated April 13, l995 relating to the sale of the Preferred Stock as PAS-1, PAS-2, PAS-3, PAS-4, PAS-5 and PAS-6, respectively.

                  "Permitted Investments" means (a) any Investments in the Company or in a Subsidiary of the Company; (b) any Investments in Marketable Securities; (c) Investments by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; and (d) any Existing Investments.

                  "Permitted Liens" means (a) Liens on assets of the Company securing the Senior Secured Notes; (b) Liens securing vendor or third-party purchase money financing in connection with the acquisition and launch of one or more satellites; (c) Liens on the Company's and its Subsidiaries' accounts receivable and "banker's liens" on bank deposits made by the Company and its Subsidiaries in the ordinary course of business with the lender of the Bank Debt, in each case securing such Bank Debt; (d) Liens securing purchase money Indebtedness, provided that such Indebtedness was permitted to be incurred by the terms of this Indenture and such Liens do not extend to any assets of the Company or its Subsidiaries other than the assets so acquired; (e) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation; (f) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens (1) were not incurred in connection with, or in contemplation of, such acquisition and (2) do not extend to any assets of the Company or any of its Subsidiaries other than the property so acquired; (g) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore; (h) Liens existing on the Exchange Debenture Issue Date; (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (j) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.0 million in principal amount in the aggregate at any one time outstanding; (k) Liens in favor of the Company or any Subsidiary of the Company;
(l) any agreement for the sale, lease or other provision of transmission services with respect to any transponder on a satellite, and (m) extensions, renewals or refundings of any Liens referred to in clauses (a) through (l) above, provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Preferred Stock" means the 12 3/4% Mandatorily Exchangeable Senior Redeemable Preferred Stock of the Company.

                  "Preferred Stock Issue Date" means the date on which the Preferred Stock is originally issued under the Certificate of Designation relating thereto.

                  "Principals" means Rene Anselmo and Frederick A. Landman.

                  "Related Parties" means, with respect to any Principal or Televisa, (a) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or Televisa, as the case may be, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal or Televisa, as the case may be, and/or such other Persons referred to in the immediately preceding clause (a).

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means (a) Indebtedness under the Senior Secured Notes and the indenture relating thereto, (b) Bank Debt and (c) any other Indebtedness permitted to be incurred by the Company under the provisions hereof, unless the instrument under which such Indebtedness in incurred expressly provides that such Indebtedness shall be subordinated in right of payment to any Senior Debt. Notwithstanding the foregoing, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

                  "Senior Secured Notes" means the 9 3/4% Senior Secured Notes due 2000 of the Company issued pursuant to an indenture, dated August 5, 1993, among the Company, PanAmSat Capital Corporation and the Senior Secured Note Trustee.

                  "Senior Secured Note Trustee" means First Trust National Association, as trustee under the indenture relating to the Senior Secured Notes.

                  "Senior Subordinated Notes" means the 11 3/8% Senior Subordinated Discount Notes due 2003 of the Company issued pursuant to an indenture, dated August 5, 1993, among the Company, PanAmSat Capital Corporation and the Senior Subordinated Note Trustee.

                  "Senior Subordinated Note Trustee" means United States Trust Company of New York, as trustee under the indenture relating to the Senior Subordinated Notes.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof, other than Unrestricted Subsidiaries (except as used in the definition thereof).

                  "Subsidiary Guarantee" means any Guarantee given by any Subsidiary Guarantor pursuant to the terms of this Indenture.

                  "Subsidiary Guarantor" means any Subsidiary that becomes a Guarantor pursuant to the terms of this Indenture.

                  "Successful Launch" means, with respect to any satellite, the placing into orbit of such satellite in its assigned orbital position with, to the extent applicable, a Successfully Operating C-band Payload and a Successfully Operating Ku-band Payload (as each such term is defined in the Hughes Satellite Contract as in effect on the Preferred Stock Issue Date) and, based upon reasonable engineering evaluation standards used in the satellite industry, the launch of such satellite has not been a "constructive total failure" (as such term is defined in the Arianespace Launch Contract as in effect on the Preferred Stock Issue Date).

                  "Televisa" means Grupo Televisa, S.A., a Mexican corporation, and its successors.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the TIA is amended after such date, "TIA" means to the extent required by any such amendment, the TIA as so amended.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiaries" means any Subsidiary of the Company designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Company (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, at the time of such designation (except to the extent permitted as a Restricted Payment), (i) is guaranteed by the Company or any other Subsidiary (other than another Unrestricted Subsidiary), (ii) is recourse to or obligates the Company or any other Subsidiary (other than another Unrestricted Subsidiary) in any way or (iii) subjects any property or asset of the Company or any other Subsidiary (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) with which neither the Company nor any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) with which, at the time of such designation (except to the extent permitted as a Restricted Payment), neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation (i) to subscribe for additional shares of Capital Stock or other equity interests therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly Owned Subsidiary of the Company or a combination thereof.

                  Section 1.02.  Other Definitions.

                                                         Defined in
                                                           Section
                                   Term
"Affiliate Transaction"...............................      4.11
"Asset Sale"..........................................      4.10
"Bank Debt"...........................................      4.09
"Bankruptcy Law"......................................      4.01
"Change of Control Offer".............................      4.15
"Change of Control Payment"...........................      4.15
"Change of Control Payment Date"......................      4.15
"Covenant Defeasance".................................      8.03
"Custodian"...........................................      4.13
"Event of Default"....................................      6.01
"Excess Proceeds".....................................  4.10 and 4.16
"Excess Proceeds Offer"...............................      3.08
"incur"...............................................      4.09
"Legal Defeasance"....................................      8.02
"Offer Amount"........................................      3.08
"Offer Period"........................................      3.08
"Paying Agent"........................................      2.03
"Payment Default".....................................      6.01
"Payment Blockage Notice".............................     10.03
"Permitted Refinancing"...............................      4.09
"Purchase Date".......................................      3.08
"Refinancing Indebtedness"............................      4.09
"Registrar"...........................................      2.03
"Representative"......................................     10.03
"Restricted Payments".................................      4.07

      Section 1.03.  Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Indenture securities" means the Exchange Debentures and any Subsidiary Guarantee;

                  "Indenture security holder" means a Holder of an Exchange Debenture;

                  "Indenture to be qualified" means this Indenture;

                  "Indenture trustee" or "Institutional trustee" means the Trustee;

                  "Obligor" on the Exchange Debentures means each of the Company and any successor obligor upon the Exchange Debentures or any Subsidiary Guarantor.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04.  Rules of Construction.

                  Unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)  "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5)  provisions apply to successive events and transactions.


                                ARTICLE 2

                         THE EXCHANGE DEBENTURES

                  Section 2.01.  Form and Dating.

                  The Exchange Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Exchange Debentures may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Exchange Debenture shall be dated the date of its authentication. The Exchange Debentures shall be issuable only in denominations of S1,000 and integral multiples thereof; provided, however, that in connection with the payment of interest on the Exchange Debentures in additional Exchange Debentures and the original issuance of Exchange Debentures hereunder in exchange for shares of the Preferred Stock, the Company may elect to pay any amount remaining after issuance of Exchange Debentures in denominations of S1,000 and/or integral multiples thereof, in cash or in additional Exchange Debentures in denominations of less than S1,000.

                  Section 2.02.  Execution and Authentication.

                  An Officer of the Company shall sign the Exchange Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Exchange Debentures.

                  If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time the Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid.

                  An Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Exchange Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Exchange Debentures shall be substantially as set forth in Exhibit A hereto.

                  The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Exchange Debentures for original issue up to an aggregate principal amount stated in paragraph 4 of the Exchange Debentures and additional Exchange Debentures for issuance pursuant to paragraph 2 of the Exchange Debentures. The aggregate principal amount of Exchange Debentures outstanding at any time shall not exceed the amount set forth therein except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Exchange Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  Section 2.03.  Registrar and Paying Agent.

                  The Company shall maintain (i) an office or agency where Exchange Debentures may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Exchange Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of an Exchange Debenture. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Exchange Debentures of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Exchange Debentures.

                  Section 2.04.  Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Exchange Debentures or the Trustee all money or Exchange Debentures held by the Paying Agent for the payment of principal of, and premium, if any, and interest on, the Exchange Debentures, and shall notify the Trustee of any Default by the Company or any Subsidiary Guarantor in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary Guarantor) shall have no further liability for the money or Exchange Debentures delivered to the Trustee. If the Company or a Subsidiary Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Exchange Debentures all money or Exchange Debentures held by it as Paying Agent.

                  Section 2.05.  List of Holders of the Exchange Debentures.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Exchange Debentures and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Exchange Debentures, including the aggregate principal amount of the Exchange Debentures held by each thereof, and the Company and each Subsidiary Guarantor shall otherwise comply with TIA ss. 312(a).

                  Section 2.06.  Transfer and Exchange.

                  When Exchange Debentures are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Exchange Debentures of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Exchange Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Exchange Debentures (which may be in any denominations, including denominations of less than S1,000) at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                  Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or Exchange Debentures during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Exchange Debentures for redemption under Section 3.02 or (ii) register the transfer of or exchange any Exchange Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Exchange Debenture being redeemed in part.

                  No service charge shall be made to any Holder of an Exchange Debenture for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05, which shall be paid by the Company).

                  Prior to due presentment to the Trustee for registration of the transfer of any Exchange Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Exchange Debenture is registered as the absolute owner of such Exchange Debenture for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Exchange Debenture and for all other purposes whatsoever, whether or not such Exchange Debenture is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  Section 2.07.  Replacement Exchange Debentures.

                  If any mutilated Exchange Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Exchange Debenture, the Company shall issue and the Trustee shall authenticate a replacement Exchange Debenture if the Trustee's requirements for replacements of Exchange Debentures are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if an Exchange Debenture is replaced. Each of the Company and the Trustee may charge for its expenses in replacing an Exchange Debenture.

                  Every replacement Exchange Debenture is an additional obligation of the Company.

                  Section 2.08.  Outstanding Exchange Debentures.

                  The Exchange Debentures outstanding at any time are all the Exchange Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If an Exchange Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchange Debenture is held by a bona fide purchaser.

                  If the principal amount of any Exchange Debenture is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

                  Subject to Section 2.09, an Exchange Debenture does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Exchange Debenture.

                  Section 2.09.  Treasury Exchange Debentures.

                  In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Exchange Debentures that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Exchange Debentures passes to the Company, Subsidiary or Affiliate, as the case may be.

                  Section 2.10.  Temporary Exchange Debentures.

                  Until definitive Exchange Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchange Debentures. Temporary Exchange Debentures shall be substantially in the form of definitive Exchange Debentures but may have variations that the Company and the Trustee consider appropriate for temporary Exchange Debentures. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Exchange Debentures in exchange for temporary Exchange Debentures. Until such exchange, temporary Exchange Debentures shall be entitled to the same rights, benefits and privileges as definitive Exchange Debentures.

                  Section 2.11.  Cancellation.

                  The Company at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Exchange Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Exchange Debentures (subject to the record retention requirements of the Exchange Act), unless the Company directs canceled Exchange Debentures to be returned to them. The Company may not issue new Exchange Debentures to replace Exchange Debentures that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Exchange Debentures held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Exchange Debentures be returned to them.

                  Section 2.12.  Defaulted Interest.

                  If the Company defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Exchange Debentures on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Exchange Debentures and in Section 4.01. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Exchange Debentures a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13.  Record Date.

                  The record date for purposes of determining the identity of Holders of the Exchange Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss.316(c).

                  Section 2.14.  CUSIP Number.

                  The Company in issuing the Exchange Debentures may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Exchange Debentures and that reliance may be placed only on the other identification numbers printed on the Exchange Debentures. The Company will promptly notify the Trustee of any change in the CUSIP number.


                               ARTICLE 3

                              REDEMPTION

                  Section 3.01.  Notices to Trustee.

                  If the Company elects to redeem Exchange Debentures pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Exchange Debentures to be redeemed and (iii) the redemption price.

                  Section 3.02. Selection of Exchange Debentures to be Redeemed.

                  If less than all of the Exchange Debentures are to be redeemed at any time, the Trustee shall select the Exchange Debentures to be redeemed among the Holders of the Exchange Debentures on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), proved that no Exchange Debentures with a principal amount of S1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Exchange Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 35 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Debentures not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Exchange Debentures selected for redemption and, in the case of any Exchange Debenture selected for partial redemption, the principal amount thereof to be redeemed. Exchange Debentures and portions of them selected shall be in amounts of S1,000 or whole multiples of S1,000 (except that Exchange Debentures with a principal amount of less than S1,000 shall not be redeemed in part); except that if all of the Exchange Debentures of a Holder are to be redeemed, the entire outstanding amount of Exchange Debentures held by such Holder, even if not a multiple of S1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Debentures called for redemption also apply to portions of Exchange Debentures called for redemption.

                  Section 3.03.  Notice of Redemption.

                  Subject to the provisions of Section 3.08, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Exchange Debentures are to be redeemed at its registered address.

                  The notice shall identify the Exchange Debentures to be redeemed and shall state:

                  (a)  the redemption date;

                  (b)  the redemption price;

                  (c) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debenture to be redeemed and that, after the redemption date upon surrender of such Exchange Debenture, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed portion shall be issued;

                  (d)  the name and address of the Paying Agent;

                  (e) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Exchange Debentures called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Exchange Debentures and/or Section of this Indenture pursuant to which the Exchange Debentures called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Debentures.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Section 3.04.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Exchange Debentures called for redemption become due and payable on the redemption date at the redemption price.

                  Section 3.05.  Deposit of Redemption Price.

                  On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Exchange Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Exchange Debentures to be redeemed.

                  On and after the redemption date, interest shall cease to accrue on the Exchange Debentures or the portions of Exchange Debentures called for redemption. If an Exchange Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on such record date. If any Exchange Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Exchange Debentures and in Section 4.01.

                  Section 3.06.  Exchange Debentures Redeemed in Part.

                  Upon surrender of an Exchange Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Exchange Debentures at the expense of the Company a new Exchange Debenture equal in principal amount to the unredeemed portion of the Exchange Debenture surrendered.

                  Section 3.07.  Optional Redemption.

                  The Company shall not have the option to redeem the Exchange Debentures prior to April 15, 2000. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

                   Year                                        Percentage
                   ----                                        ----------
                   2000.....................................    106.375%
                   2001.....................................    103.188%
                   2002 and thereafter......................    100.000%

                  In addition, on or prior to April 15, 1998, the Company may redeem up to 35% in aggregate principal amount of the Exchange Debentures then outstanding, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of a public offering of common stock of the Company, provided that such redemption occurs within 90 days after consummation of such public offering.

                 Section 3.08. Offer to Purchase by Application of Excess Proceeds.

                  Subject to the last paragraph of this Section 3.08, when the cumulative amount of Excess Proceeds that have not been applied in accordance with this Section 3.08 exceeds $5.0 million, the Company shall, within 30 days thereafter, make an offer to all Holders of Exchange Debentures (an "Excess Proceeds Offer") to purchase the maximum principal amount of Exchange Debentures that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 101% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures specified below.

                  The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Exchange Debentures that may be purchased with such Excess Proceeds (which maximum principal amount of Exchange Debentures shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Exchange Debentures tendered in response to the Excess Proceeds Offer.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name an Exchange Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Exchange Debentures pursuant to the Excess Proceeds Offer.

                  Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Exchange Debentures, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Exchange Debentures pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                  (a) that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

                  (b)  the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Exchange Debenture not tendered or accepted for payment shall continue to accrue interest;

                  (d) that any Exchange Debenture accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have an Exchange Debenture purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Exchange Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debenture completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Purchase Date;

                  (f) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Exchange Debenture purchased;

                  (g) that, if the aggregate principal amount of Exchange Debentures surrendered by Holders exceeds the Offer Amount, the Company shall select the Exchange Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that Exchange Debentures surrendered by Holders in denominations of $1,000, or integral multiples thereof, are purchased in integral multiples of $1,000 and Exchange Debentures in denominations of less than $1,000 may be purchased in full, if at all, at the option of the Company); and

                  (h) that Holders whose Exchange Debentures were purchased only in part shall be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Exchange Debentures or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Exchange Debentures or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Exchange Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Exchange Debenture tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Exchange Debenture, and the Trustee shall authenticate and mail or deliver such new Exchange Debenture to such Holder equal in principal amount to any unpurchased portion of the Exchange Debenture surrendered. Any Exchange Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount of Exchange Debentures surrendered by holders thereof pursuant to an Excess Proceeds Offer, the Company may use the remaining Excess Proceeds for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

                  Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

                  Notwithstanding the foregoing, the Company shall not make an Excess Proceeds Offer or comply with the other provisions of this Section 3.08 at any time that any of the Notes are outstanding.


                               ARTICLE 4

                               COVENANTS

                  As long as any Exchange Debentures shall be outstanding, the Company shall comply with the covenants in this Article 4.

                  Section 4.01.  Payment of Exchange Debentures.

                  The Company shall pay or cause to be paid the principal of, and premium, if any, and interest on, the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures. Principal, and premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds (or, in the case of payments of interest prior to April 15, 2000, Exchange Debentures in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole cent) that would be payable with respect to such Exchange Debentures if such interest were paid in cash) and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Exchange Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  Section 4.02.  Maintenance of Office or Agency.

                  The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Exchange Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Exchange Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                  Section 4.03.  Reports.

                  So long as any Exchange Debentures are outstanding, the Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Company with the SEC pursuant to Sections 13 or 15 of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the SEC and, within 15 days after the Company is or would be required to file such reports, information or documents with the SEC, shall mail such reports, information and documents to the Trustee and to holders of the Exchange Debentures.

                  Section 4.04.  Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Exchange Debentures is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Exchange Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any default under any Indebtedness referred to in Section 6.01(f) or (g), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.05.  Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Exchange Debentures.

                  Section 4.06.  Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 4.07.  Restricted Payments.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any of its Subsidiaries), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by the Company or any Subsidiary of the Company), (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated in right of payment to the Exchange Debentures (other than any such Indebtedness held by the Company or any Subsidiary of the Company), except in accordance with the scheduled redemption or repayment provisions set forth in the original documentation governing such Indebtedness or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) in the case of a Restricted Payment that is not a Restricted Investment, after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company's Indebtedness to Cash Flow Ratio would not have exceeded 7.5 to 1, if such Restricted Payment is made before April 15, 1997, and 6.5 to 1, if such Restricted Payment is made on or after April 15, 1997; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Preferred Stock Issue Date, is less than the sum of (x) 50 % of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Preferred Stock Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than (1) Equity Interests sold to a Subsidiary or Unrestricted Subsidiary of the Company, (2) Disqualified Stock and (3) Equity Interests referred to in (ii) below) since the Preferred Stock Issue Date.

                  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture, (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary or Unrestricted Subsidiary of the Company) of, other Equity Interests of the Company (other than Disqualified Stock), (iii) a Permitted Refinancing, (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (or any predecessor) or any Subsidiary of the Company held by employees of, or consultants or advisors to, the Company or any of its Subsidiaries, provided that the aggregate price paid for all such Equity Interests shall not exceed $5.0 million, (v) Investments in an amount not to exceed $50 million, provided that no more than $20 million relates to Investments in Persons other than (A) Persons that directly or indirectly provide DTH services or (B) Persons the principal assets of which are securities of, or ownership interests in, other Persons directly or indirectly engaged in the provision of DTH services, or (vi) repurchases of Senior Subordinated Notes pursuant to Section 3.09 or Section 4.15 of the indenture governing the Senior Subordinated Notes (as in effect on the date of this Indenture). The amounts referred to in clauses (i) through (vi) shall not be included as Restricted Payments in any computation made pursuant to paragraph (c) of this Section 4.07.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

                  Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (other than a Guarantor) to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) applicable law, (iii) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (v) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (vi) the Bank Debt.

                  Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Subsidiary of the Company that is a Guarantor may incur Indebtedness or issue shares of preferred stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such preferred stock and the application of the proceeds thereof, the Company's Indebtedness to Cash Flow Ratio would not have exceeded 7.5 to 1, if such additional Indebtedness is incurred or such preferred stock is issued before April 15, 1997, and 6.5 to 1, if such additional Indebtedness is incurred or such preferred stock is issued on or after April 15, 1997.

                  The foregoing limitation will not apply to (a) the incurrence by the Company of vendor or third-party purchase money financing in connection with the acquisition and launch of one or more satellites; (b) the incurrence of bank Indebtedness (the "Bank Debt") in an aggregate amount not to exceed the Company's Consolidated Cash Flow for the most recently ended four full fiscal quarters preceding such incurrence for which internal financial statements are available (and any amendment, extension, refinancing, renewal, restatement, replacement or refunding thereof); (c) Indebtedness in an amount not to exceed S15 million at any one time outstanding which may be incurred only upon a finding by the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) that such Indebtedness is necessary to finance unanticipated costs in connection with the development, construction, launch or insurance of PAS-3, PAS-4, PAS-5 or PAS-6 (or any permitted replacement thereof arising from any loss relating to any such satellite); (d) Indebtedness in an amount not to exceed $25 million at any one time outstanding incurred in connection with the acquisition and installation of communications equipment and related land, buildings and other property; (e) Indebtedness between and among the Company and/or any of its Subsidiaries; (f) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Company (excluding Indebtedness incurred by such entity in connection with, or in contemplation of, such entity being acquired by the Company) in an aggregate principal amount not to exceed $10 million at any one time outstanding, provided that such Indebtedness and the holders thereof do not, at any time, have direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries; (g) Existing Indebtedness and Indebtedness represented by the Exchange Debentures and this Indenture; or (h) the incurrence by the Company or its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to in the immediately preceding paragraph clauses (a) and
(c) through (g) above ("Refinancing Indebtedness"), provided that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium and accrued interest on, and expenses (including consent and similar payments) in connection with the refinancing of, the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded; (2) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (3) the Refinancing Indebtedness shall be subordinated in right of payment to the Exchange Debentures on terms at least as favorable to the holders of Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "Permitted Refinancing").

                  Section 4.10.  Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, whether in a single transaction or a series of related transactions, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales, leases, conveyances or other dispositions (A) in the ordinary course of business, (B) of any Investment in an Unrestricted Subsidiary and (C) to the Company or a Subsidiary of the Company by any Subsidiary of the Company (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 5.01 of this Indenture, and provided, further, that all transponder service agreements, transponder contracts and transponder sales in transactions at fair market value (or at discounts consistent with the Company's past practices) shall be deemed to be in the ordinary course of business) or (ii) issue or sell equity securities of any Subsidiary of the Company (other than an issuance or sale of equity securities of any such Subsidiary to the Company or a Subsidiary of the Company, which issuance or sale does not violate Section 4.07 or Section 4.13), in the case of either (i) or (ii) above, (1) that have a fair market value in excess of S10 million or (2) for net proceeds in excess of S10 million (each of the foregoing, an "Asset Sale"), unless (x) the Company (or such Subsidiary, as the case may
be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; provided, however, that if the fair market value of such assets exceeds S15 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Company) of the assets sold or otherwise disposed of and (y) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash.

                  (b) Within 180 days after any Asset Sale, the Company (or the applicable Subsidiary) may irrevocably commit to apply the Net Proceeds from such Asset Sale to the purchase of tangible assets of the same kind as those sold or to reduce Senior Debt or the Senior Subordinated Notes, provided that such Net Proceeds are so used within 365 days after such Asset Sale, and provided, further, if the Company sells a satellite, the Company may apply the Net Proceeds from the sale of such satellite to purchase a replacement satellite only if such replacement satellite is of comparable or superior technological capability as compared with the satellite sold and is scheduled to be launched within six months from the date of such sale. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence, plus, to the extent not included therein, the net proceeds from the sale by the Company and its Subsidiaries of any transponders, whether or not in the ordinary course of business, to the extent such net proceeds exceed $20 million in any calendar year, shall constitute "Excess Proceeds" and, subject to the last paragraph of Section 3.08, shall be applied to an offer to purchase Exchange Debentures as set forth in Section 3.08; provided, however, that a transaction involving a transponder shall be deemed to be a sale only if it is classified as a sale in the financial statements of the Company.

                  (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or Unrestricted Subsidiaries to, grant any Lien on or otherwise sell, transfer or convey any orbital slot, license or other right to operate a satellite to any entity or Person, whether or not controlled by the Principals, that engages or intends to engage in a business substantially similar to, or in competition with, that of the Company and its Subsidiaries, except as permitted by clause (b) of the definition of "Permitted Liens."

                  Section 4.11.  Transactions with Affiliates.

                  The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) other than in connection with transactions with Televisa or its Affiliates in the ordinary course of the Company's business of providing satellite services (including in connection with the DTH Joint Venture), the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of S1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the members of the Board of Directors who have no financial interest in such transactions (other than solely by reason of their interests in the Company) and (ii) an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million; provided, however, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Subsidiaries and (iii) transactions permitted by the provisions of Section 4.07 shall not be deemed Affiliate Transactions.

                  Section 4.12.  Liens.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

                  Section 4.13.  Subsidiary Guarantees.

                  If the Company transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) exceeding $5 million to any Subsidiary of the Company, the Company shall cause such transferee Subsidiary to (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such transferee Subsidiary shall unconditionally Guarantee, on a senior subordinated basis (pursuant to subordination provisions substantially similar to Article
10), all of the Company's obligations under the Exchange Debentures on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such transferee Subsidiary.

                  The foregoing provisions of this Section 4.13 shall not apply to (i) transfers of property or assets (other than cash) by the Company to Subsidiaries in exchange for cash in an amount equal to the fair market value of such property or assets, as determined by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate or (ii) Restricted Payments permitted by Section 4.07.

                  In the event a Subsidiary becomes a Subsidiary Guarantor pursuant to this Section 4.13, each such Subsidiary Guarantor shall unconditionally guarantee, on a senior subordinated basis (pursuant to subordination provisions substantially similar to Article 10), to each Holder of an Exchange Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Exchange Debentures or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Exchange Debentures shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Exchange Debentures, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Exchange Debentures or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each such Subsidiary Guarantor shall be jointly and severally obligated to pay the same immediately. Each such Subsidiary Guarantor shall agree that its obligations under its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Exchange Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Exchange Debentures with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Subsidiary Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Exchange Debentures and this Indenture. If any Holder of an Exchange Debenture or the Trustee is required by any court or otherwise to return to the Company or any such Subsidiary Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder of an Exchange Debenture, such Subsidiary Guarantor's Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each such Subsidiary Guarantor shall agree that it shall not be entitled to any right of subrogation in relation to the Holders of the Exchange Debentures in respect of any obligations guaranteed until payment in full of all obligations guaranteed. Each such Subsidiary Guarantor shall further agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantors for the purpose of the Subsidiary Guarantees. Such Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders of the Exchange Debentures under the Subsidiary Guarantees.

                  Each Subsidiary Guarantee shall provide that, in the event that a Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of a Subsidiary Guarantor under such Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Section 4.14.  Corporate Existence.

                  Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Exchange Debentures.

                  Section 4.15.  Offer to Repurchase Upon Change of
Control.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of Exchange Debentures to repurchase all or any part of such Holder's Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"), provided that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name an Exchange Debenture is registered at the close of business on such record date, and no additional interest shall be paid or payable to Holders who tender Exchange Debentures pursuant to the Change of Control Offer. Within 15 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:
(1) that the Change of Control Offer is being made pursuant to this Section and that all Exchange Debentures tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Exchange Debenture not tendered will continue to accrue interest in accordance with its terms; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Exchange Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Debentures purchased; and (7) that Holders whose Exchange Debentures are being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures in connection with a Change of Control.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the Exchange Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Exchange Debentures so accepted payment in an amount equal to the purchase price for such Exchange Debentures, and the Trustee shall promptly authenticate and mail to each Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Notwithstanding the foregoing, the Company shall not make a Change of Control Offer if any of the Notes are outstanding upon the occurrence of a Change of Control unless all of the Notes are redeemed or repurchased as a result of such Change of Control, in which case, for purposes of this Section 4.15, the date on which all Notes shall have been so redeemed or repurchased shall be deemed to be the date on which such Change of Control shall have occurred.

                  Section 4.16.  Maintenance of Insurance.

                  The Company shall maintain (a) in-orbit insurance with respect to PAS-1 in an amount equal to or greater than $60 million, (b) in-orbit insurance with respect to PAS-2 in an amount at least equal to the cost to replace such satellite with a satellite of comparable or superior technological capability (as estimated by the Board of Directors and evidenced by an Officers' Certificate delivered to the Trustee) and (c) with respect to PAS-3, PAS-4, PAS-5 and PAS-6, and each permitted replacement satellite therefor, (i) launch insurance with respect to each such satellite covering the period from the launch to 180 days following the launch of such satellite in an amount equal to or greater than the sum of (A) the cost to replace such satellite pursuant to the contract pursuant to which a replacement satellite will be constructed, (B) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (C) the cost of launch insurance for such satellite or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, the Company's best estimate of the cost of such comparable insurance; provided, however, that in no event shall the Company be required to maintain launch insurance with respect to any such satellite in an amount in excess of S235 million, and (ii) at all times subsequent to 180 days after the launch (if it is a Successful Launch) of each such satellite, in-orbit insurance in an amount at least equal to the cost to replace such satellite with a satellite of comparable or superior technological capability (as estimated by the Board of Directors and evidenced by an Officers' Certificate delivered to the Trustee); provided, however, that the Company may reduce the amount of in-orbit insurance with respect to PAS-3, PAS-4, PAS-5 or PAS-6 (or a permitted replacement satellite) (A) to the extent that the cost to replace any such satellite with a satellite of comparable or superior technological capability will be reduced by the Company's ownership of a "ground spare" satellite or of components for use in a replacement satellite and (B) by the amount of any segregated, uncommitted cash shown on the Company's most recent consolidated balance sheet for so long as such cash remains so segregated and uncommitted. The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's remaining capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than 50% but less than 90% of its remaining capacity, a portion of such insurance will become due and payable.

                  In the event that the Company (or a named loss payee) receives proceeds from insurance relating to any satellite other than PAS-1 at a time when the Company has less than four operating satellites, the Company may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. The Company may use the remainder of such proceeds to develop, construct, launch and insure a replacement satellite (including components for a related ground spare) if (i) the Company delivers to the Trustee a certificate of the Company's chief engineer certifying that such replacement satellite is of comparable or superior technological capability as compared with the satellite being replaced, (ii) within 90 days of the receipt of such proceeds, the Company delivers to the Trustee an Officers' Certificate certifying that the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and for one year thereafter and to develop, construct, launch and insure (in the amounts required by the preceding paragraph) such replacement satellite, that such replacement satellite is scheduled to be launched within 15 months of the receipt of such proceeds and that all other conditions precedent pursuant to this paragraph have been satisfied, and (iii) each 90 days following delivery of the certificate required by clause (ii) of this paragraph, until the Successful Launch of such replacement satellite, the Company delivers to the Trustee an Officers' Certificate certifying that the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and for one year thereafter and to develop, construct, launch and insure (in the amounts required by the preceding paragraph) such replacement satellite. Any such proceeds not used as permitted by this paragraph shall be applied, within 90 days, to reduce Senior Debt or shall constitute "Excess Proceeds" and, subject to the last paragraph of Section 3.08, shall be applied to an offer to purchase Exchange Debentures pursuant to
Section 3.08. In addition, if at any time the Company fails to satisfy any of the conditions set forth in this paragraph to develop, construct, launch and insure a replacement satellite, any insurance proceeds remaining at such time shall be applied, within 90 days, to reduce Senior Debt or shall constitute "Excess Proceeds" and, subject to the last paragraph of Section 3.08, shall be applied to an offer to purchase Exchange Debentures pursuant to Section 3.08. Notwithstanding the foregoing, if the Company receives proceeds from insurance at a time when the Company has four or more operating satellites, the Company may use such proceeds for general corporate purposes.

                  Section 4.17.  Activities of the Company.

                  The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of intranational and international telecommunications, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with one or more satellites and the transponders thereon, including without limitation the Company's global satellite system and provision of direct-to-home services.

                  Section 4.18.  Senior Subordinated Debt.

                  The Company shall not, and shall not permit any Guarantor to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt or any Guarantee thereof and senior in any respect in right of payment to the Exchange Debentures or any Guarantee thereof.


                               ARTICLE 5

                              SUCCESSORS

                  Section 5.01.  Merger, Consolidation or Sale of
Assets.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless: (a) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Exchange Debentures and this Indenture;
(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; and (d) the Company or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall have a Consolidated Net Worth (immediately after such transaction but prior to any purchase accounting adjustments resulting from the transaction) not less than the Consolidated Net Worth of the Company immediately preceding the transaction.

                  Section 5.02.  Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.


                               ARTICLE 6

                            DEFAULTS AND REMEDIES

                  Section 6.01.  Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on the Exchange Debentures;

                  (b) default in the payment when due of principal of or premium on the Exchange Debentures at maturity, upon redemption or otherwise;

                  (c)  default in the performance or breach of Section 4.07,
Section 4.09,  Section 4.10 or Section 4.15;

                  (d) default by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding in the performance of any other covenant, warranty or other agreement in this Indenture or the Exchange Debentures;

                  (e) prior to the time that the Company has at least four operating satellites, default after expiration of any applicable grace periods by the Company or any of its Affiliates under the Hughes Satellite Contract or the Arianespace Launch Contract, of which the Trustee or the Company has received notice from Hughes or Arianespace, as the case may be, and which default would permit the other party thereto to terminate such contract;

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $10.0 million or more;

                  (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (h) failure by the Company or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability or any judgment entered against the Company in a jurisdiction outside of the United States which the Company in good faith after consultation with counsel believes is not enforceable against the Company outside of such jurisdiction) aggregating in excess of $5.0 million which judgments are not stayed within 60 days after their entry; or

                  (i) the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

                             (i)  commences a voluntary case;

                            (ii) consents to the entry of an order for relief against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                            (iv) makes a general assignment for the benefit of its creditors; and

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                             (i)  is for relief  against the Company, any
                  Subsidiary Guarantor or any Significant Subsidiary of the Company in an involuntary case;

                            (ii) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company; or

                           (iii) orders the liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company,

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  Section 6.02.  Acceleration.

                  If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25 % in aggregate principal amount of the then outstanding Exchange Debentures by written notice to the Company and the Trustee, may declare all the Exchange Debentures to be due and payable immediately. Upon such declaration, the principal of, and premium, if any, and interest on, the Exchange Debentures shall be due and payable immediately. If an Event of Default specified in clause (i) or (j) of
Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any of its Subsidiaries with the intention of avoiding restrictions on or payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Debentures pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to April 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Debentures prior to such date pursuant to Section 3.07, then the premium payable for purposes of this paragraph for the 12-month period beginning on April 15 of the years set forth below shall be as set forth in the following table, expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:

Year                                                          Percentage

1995.................................................          122.313%
1996.................................................          119.125%
1997.................................................          115.938%
1998.................................................          112.750%
1999.................................................          109.563%


                  Section 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of an Exchange Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 6.04.  Waiver of Past Defaults.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Debentures by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Exchange Debentures. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 6.05.  Control by Majority.

                  Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Debentures or that may involve the Trustee in personal liability.

                  Section 6.06.  Limitation on Suits.

                  A Holder of an Exchange Debenture may pursue a remedy with respect to this Indenture or the Exchange Debentures only if:

                  (a) the Holder of an Exchange Debenture gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25 % in aggregate principal amount of the then outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of an Exchange Debenture or Holders of Exchange Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of an Exchange Debenture may not use this Indenture to prejudice the rights of another Holder of an Exchange Debenture or to obtain a preference or priority over another Holder of an Exchange Debenture.

                  Section 6.07. Rights of Holders of Exchange Debentures to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of an Exchange Debenture to receive payment of principal, premium, if any, and interest on the Exchange Debenture, on or after the respective due dates expressed in the Exchange Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Exchange Debenture.

                  Section 6.08.  Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Exchange Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.09.  Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Exchange Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Exchange Debentures), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of an Exchange Debenture to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Exchange Debentures, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Exchange Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of an Exchange Debenture any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder of an Exchange Debenture thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of an Exchange Debenture in any such proceeding.

                  Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Exchange Debentures for amounts due and unpaid on the Exchange Debentures for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Exchange Debentures.

                  Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of an Exchange Debenture pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Exchange Debentures.


                                ARTICLE 7

                                TRUSTEE

                  Section 7.01.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of clause (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Exchange Debentures, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.02.  Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  Section 7.03.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledge of Exchange Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

                  Section 7.04.  Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchange Debentures, it shall not be accountable for the Company's use of the proceeds from the Exchange Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Exchange Debentures or any other document in connection with the sale of the Exchange Debentures or pursuant to this Indenture other than its certificate of authentication.

                  Section 7.05.  Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Exchange Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on, any Exchange Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Exchange Debentures.

                  Section 7.06.  Reports by Trustee to Holders of
the Exchange Debentures.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Exchange Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Exchange Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Exchange Debentures are listed. The Company shall promptly notify the Trustee when the Exchange Debentures are listed on any stock exchange.

                  Section 7.07.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Exchange Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Exchange Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 7.08.  Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Exchange Debentures of a majority in aggregate principal amount of the then outstanding Exchange Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)  the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Exchange Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Exchange Debentures of at least 10% in aggregate principal amount of the then outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder of an Exchange Debenture who has been a Holder of an Exchange Debenture for at least six months fails to comply with Section 7.10, such Holder of an Exchange Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Exchange Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

                  Section 7.09.  Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10.  Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

                  Section 7.11.  Preferential Collection of Claims
Against Company.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                    ARTICLE 8

                    Legal Defeasance and Covenant Defeasance

                  Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Exchange Debentures, elect to have either Section 8.02 or
8.03 be applied to all outstanding Exchange Debentures upon compliance with the conditions set forth below in this Article 8.

                  Section 8.02.  Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Exchange Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Exchange Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Exchange Debentures to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on, such Exchange Debentures when such payments are due,
(b) the Company's obligations with respect to such Exchange Debentures under Sections 2.04, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Exchange Debentures.

                  Section 8.03.  Covenant Defeasance.

                  Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 and Article 5 with respect to the outstanding Exchange Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Exchange Debentures shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Exchange Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Exchange Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(d) through 6.01(h) shall not constitute Events of Default.

                  Section 8.04.  Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Exchange Debentures:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Exchange Debentures, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (i) the principal of, and premium, if any, and interest on, the outstanding Exchange Debentures on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the outstanding Exchange Debentures on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Exchange Debentures; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Exchange Debentures.

                  (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

                  (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) No Default or Event of Default with respect to the Exchange Debentures shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(i) or 6.01(j) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                  (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section
         8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

                  SECTION 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Exchange Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Exchange Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Exchange Debentures.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 8.06.  Repayment to Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, and premium, if any, or interest on, any Exchange Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 8.07.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Exchange Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                               ARTICLE 9

                   AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 9.01.  Without Consent of Holders of Exchange
Debentures.

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Exchange Debentures without the consent of any Holder of an Exchange Debenture:

                  (a)  to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Exchange Debentures in the case of a merger or consolidation pursuant to Article 5;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Exchange Debenture; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  Section 9.02.  With Consent of Holders and
Exchange Debentures.

                  The Company and the Trustee may amend or supplement this Indenture or the Exchange Debentures or any amended or supplemental Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures), and any existing Default and its consequences or compliance with any provision of this Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures). Notwithstanding the foregoing, Sections 4.10 and 4.15 of this Indenture (including the related definitions) may not be amended or waived without the written consent of at least 66 2/3% in aggregate principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Exchange Debentures).

                  Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Exchange Debentures as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Exchange Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Exchange Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Exchange Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder of Exchange Debentures):

                  (a) reduce the aggregate principal amount of the then outstanding Exchange Debentures whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Exchange Debenture or alter the provisions with respect to the redemption of the Exchange Debentures;

                  (c) reduce the rate of or change the time for payment of interest on any Exchange Debenture;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Debentures to receive payments of principal of or interest on the Exchange Debentures;

                  (g) waive a redemption payment with respect to any Exchange Debenture; or

                  (h) make any change in the foregoing amendment and waiver provisions.

                  Section 9.03.  Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Exchange Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

                  Section 9.04.  Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Exchange Debenture is a continuing consent by the Holder of an Exchange Debenture and every subsequent Holder of an Exchange Debenture or portion of an Exchange Debenture that evidences the same debt as the consenting Holder's Exchange Debenture, even if notation of the consent is not made on any Exchange Debenture. However, any such Holder of an Exchange Debenture or subsequent Holder of an Exchange Debenture may revoke the consent as to its Exchange Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of an Exchange Debenture.

                  The Company may fix a record date for determining which Holders of the Exchange Debentures must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at
(i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Exchange Debentures furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

                  Section 9.05.  Notation on or Exchange of Exchange\
Debentures.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Debenture thereafter authenticated. The Company in exchange for all Exchange Debentures may issue and the Trustee shall authenticate new Exchange Debentures that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Exchange Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06.  Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

                  Section 9.07.  Payment for Consents.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Exchange Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Exchange Debentures unless such consideration is offered to be paid or agreed to be paid to all holders of the Exchange Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 SUBORDINATION

                  Section 10.01.  Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting an Exchange Debenture agrees, that the Indebtedness evidenced by each Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

                  Section 10.02.  Liquidation; Dissolution; Bankruptcy.

                  Upon (a) any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or (b) an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                     (i) the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures (except that Holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt); and

                    (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders of the Exchange Debentures would be entitled but for this
         Article 10 shall be made to holders of Senior Debt (except that holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Debt and (B) any securities issued in exchange for Senior
         Debt), as their interests may appear.

                  Section 10.03.  Default on Designated Senior Debt.

                  The Company shall not make any payment or distribution to the Trustee or any Holder of Exchange Debentures upon or in respect of Obligations with respect to the Exchange Debentures and may not acquire from the Trustee or any Holder of Exchange Debentures any Exchange Debentures for cash or property (other than securities that are subordinated, at least to the same extent as the Exchange Debentures, to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to any Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt (whether upon maturity, as a result of acceleration or otherwise); or

                  (b) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity, and the Company and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative (the "Representative") of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this
         Section 10.03. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

                  The Company may and shall resume payments on and distributions in respect of the Exchange Debentures and may acquire them upon the earlier of:

                     (i) the date upon which the default is cured or waived, or

                    (ii) in the case of a default referred to in clause (b) of this Section 10.03, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits such payment, distribution or acquisition at the time of such payment or acquisition.

                  Section 10.04.  Acceleration of Securities.

                  If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

                  Section 10.05.  When Distribution Must be Paid Over.

                  In the event that the Trustee or any Holder of Exchange Debentures receives any payment of any Obligations with respect to the Exchange Debentures at a time when a Responsible Officer of the Trustee has actual knowledge that such payment is prohibited by Section 10.03, such payment shall be held by the Trustee or such Holder of Exchange Debentures in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Debt (or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  If a distribution is made to the Trustee or any Holder of Exchange Debentures that because of this Article 10 should not have been made to it, the Trustee or such Holder of Exchange Debentures who receives the distribution shall hold it in trust for the benefit of, and upon written request pay it over to, the holders of Senior Debt (or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued), as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Exchange Debentures or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this
Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  Section 10.06.  Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Exchange Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Debentures to Senior Debt as provided in this Article 10.

                  Section 10.07.  Subrogation.

                  After all Senior Debt is paid in full and until the Exchange Debentures are paid in full, Holders of the Exchange Debentures shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Exchange Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of the Exchange Debentures have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of the Exchange Debentures is not, as between the Company and Holders of the Exchange Debentures, a payment by the Company on the Exchange Debentures.

                  Section 10.08.  Relative Rights.

                  This Article 10 defines the relative rights of Holders of the Exchange Debentures and holders of Senior Debt. Nothing in this Indenture shall:

                  (a) impair, as between the Company and Holders of the Exchange Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Exchange Debentures in accordance with their terms;

                  (b) affect the relative rights of Holders of the Exchange Debentures and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (c) prevent the Trustee or any Holder of Exchange Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of the Exchange Debentures.

                  If the Company fails because of this Article 10 to pay principal of or interest on an Exchange Debenture on the due date, such failure shall still constitute a Default or Event of Default.

                  Section 10.09.  Subordination May Not be Impaired by Company.

                  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Exchange Debentures shall be impaired by any act or failure to act by the Company or any Holder of the Exchange Debentures or by the failure of the Company any Holder of the Exchange Debentures to comply with this Indenture.

                  Section 10.10.  Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of the Exchange Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Exchange Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                  Section 10.11.  Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Exchange Debentures, unless the Trustee shall have received, at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Exchange Debentures to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                  Section 10.12.  Authorization to Effect Subordination.

                  Each Holder of Exchange Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Exchange Debentures.

                  Section 10.13.  Amendments.

                  The provisions of this Article 10 (including the related definitions) shall not be amended or modified without the written consent of the holders of all Senior Debt.


                                   ARTICLE 11

                                 MISCELLANEOUS

                  Section 11.01.  Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

                  Section 11.02.  Notices.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

                         PanAmSat International Systems, Inc.
                         One Pickwick Plaza
                         Greenwich, CT  06830
                         Telecopier No.:  (203) 622-9163
                         Attention:  James W. Cuminale

                  With a copy to:

                         Chadbourne & Parke LLP
                         30 Rockefeller Plaza
                         New York, NY  10112
                         Telecopier No.:  (212) 541-5369
                         Attention:  Dennis J. Friedman

                  If to the Trustee:

                         First Trust National Association
                         First Trust Center
                         180 East Fifth Street
                         St. Paul, MN  55101
                         Telecopier No:  (612) 244-0711
                         Attention:  Richard H. Prokosch

                  The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders of Exchange Debentures) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder of an Exchange Debenture shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of an Exchange Debenture or any defect in it shall not affect its sufficiency with respect to other Holders of Exchange Debentures.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders of Exchange Debentures, it shall mail a copy to the Trustee and each Agent at the same time.

                  SECTION 11.03. Communication by Holders of Exchange Debentures with other Holders of Exchange Debentures.

                  Holders of the Exchange Debentures may communicate pursuant to TIA ss. 312(b) with other Holders of Exchange Debentures with respect to their rights under this Indenture or the Exchange Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  Section 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  Section 11.05.  Statements Required in Certificate
or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Section 11.06.  Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders of Exchange Debentures. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 11.07. No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures, by accepting an Exchange Debenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures.

                  Section 11.08.  Governing Law.

                  The internal law of the State of New York shall govern and be used to construe this Indenture, the Exchange Debentures and the Subsidiary Guarantees, if any.

                  Section 11.09.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 11.10.  Successors.

                  All agreements of the Company in this Indenture and the Exchange Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 11.11.  Severability.

                  In case any provision in this Indenture or in the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.12.  Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 11.13.  Table of Contents, Headings, Etc..

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of_______,______                   PANAMSAT INTERNATIONAL
                                            SYSTEMS, INC.

(SEAL)
                                            By:________________________________
                                                Name:
                                                Title:
Attest:

_________________________
Name:
Title:


Dated as of_______,______                   FIRST TRUST NATIONAL
                                            ASSOCIATION, Trustee

(SEAL)
                                            By:________________________________
                                                Name:
                                                Title:
Attest:

_________________________
Name:
Title:

                                                                      EXHIBIT A


                          (Face of Exchange Debenture)

                   12 3/4% Senior Subordinated Notes due 2005


No.                                                              $_______

PanAmSat International Systems, Inc.

promises to pay to

____________________________

or its registered assigns

the principal sum of_______

Dollars on ______, 2005.

Interest Payment Dates: April 15 and October 15, commencing _______, ___.

Record Dates:  March 30 and September 30 (whether or not a Business Day).

                                            Dated:

                                            PANAMSAT INTERNATIONAL
                                            SYSTEMS, INC.

                                            By:________________________________
                                                Title:

(SEAL)

This is one of the Exchange Debentures
referred to in the within-
mentioned Indenture:

First Trust National Association, as Trustee

By:__________________________________________
         Authorized Signatory

                          (Back of Exchange Debenture)

                    12 3/4% Senior Subordinated Note due 2005

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. Interest. PanAmSat International Systems, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Exchange Debenture at the rate and in the manner specified below. Interest will accrue at the rate of 12 3/4% per annum and will be payable semi-annually in cash (on or prior to April 15, 2000, in additional Exchange Debentures, at the option of the Company) in arrears on each April 15 and October 15, commencing with the first such date after the Exchange Debenture Issue Date, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Exchange Debentures at the close of business on the immediately preceding March 30 and September 30, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed. Interest shall accrue from the Exchange Debenture Issue Date or from the most recent interest payment date to which interest has been paid or provided for. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Exchange Debentures; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. Method of Payment. The Company will pay interest on the Exchange Debentures (except defaulted interest) to the Persons who are registered Holders of Exchange Debentures at the close of business on the record date next preceding the Interest Payment Date, even if such Exchange Debentures are canceled after such record date and on or before such Interest Payment Date. On or prior to April 15, 2000, interest shall be payable, at the option of the Company, in (i) cash, (ii) additional Exchange Debentures with a principal amount equal to such interest or (iii) in any combination of (i) and (ii). Any amount not in denominations of $1,000 or integral multiples thereof, shall, at the Company's option, be payable in cash or additional Exchange Debentures in denominations of less than $1,000. After April 15, 2000, interest shall be paid only in cash. The Holder hereof must surrender this Exchange Debenture to a Paying Agent to collect principal payments. The Company will pay principal and (except as provided above) interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Exchange Debentures will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, to the extent paid in cash, may be made by check mailed to the Holders of Exchange Debentures at their respective addresses set forth in the register of Holders of Exchange Debentures. Unless otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such a purpose.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of an Exchange Debenture. The Company may act in any such capacity.

                  4. Indenture. The Company issued the Exchange Debentures under an Indenture, dated as of September 30, 1997 (the "Indenture"), between the Company and the Trustee. The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture. The Exchange Debentures are subject to all such terms, and Holders of Exchange Debentures are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Exchange Debentures. The Exchange Debentures are general unsecured obligations of the Company limited in aggregate principal amount to the aggregate liquidation preference of the Preferred Stock, plus accrued and unpaid dividends, on the Exchange Debenture Issue Date (plus any additional Exchange Debentures issued in lieu of cash interest as described in paragraph 2 above).

                  5. Optional Redemption. The Company shall not have the option to redeem the Exchange Debentures prior to April 15, 2000. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:


       Year                                                      Percentage


       2000..........................................            106.375%
       2001..........................................            103.188%
       2002 and thereafter...........................            100.000%


                  In addition, on or prior to April 15, 1998, the Company may redeem up to 35% in aggregate principal amount of the Exchange Debentures then outstanding, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of a public offering of common stock of the Company, provided that such redemption occurs within 90 days after consummation of such public offering.

                  6. Repurchase at Option of Holder. (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Holders of Exchange Debentures that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Exchange Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. Notwithstanding the foregoing, the Company shall not make a Change of Control Offer if any of the Notes are outstanding upon the occurrence of a Change of Control unless all of the Notes are redeemed or repurchased as a result of such Change of Control, in which case, for purposes of Section 4.15 of the Indenture, the date on which all Notes shall have been redeemed or repurchased shall be deemed to be the date on which such Change of Control shall have occurred.

                  (b) When the cumulative amount of Excess Proceeds exceeds $5.0 million, the Company shall be required, within 30 days thereafter, to offer to purchase the maximum principal amount of Exchange Debentures that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Exchange Debentures surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Exchange Debentures to be redeemed shall be selected on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that Exchange Debentures surrendered by Holders in denominations of S1,000, or integral multiples thereof, are purchased in integral multiples of $1,000 and Exchange Debentures in denominations of less than $1,000 may be purchased in full, if at all, at the option of the Company). Holders of Exchange Debentures that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company (or the applicable Subsidiary) prior to any related purchase date and may elect to have such Exchange Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. Notwithstanding the foregoing, the Company shall not make an Excess Proceeds Offer or comply with the other provisions of Section
3.08 of the Indenture at any time that any of the Notes are outstanding.

                  7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Debentures are to be redeemed at its registered address. On and after the redemption date, interest ceases to accrue on Exchange Debentures or portions of them called for redemption.

                  8. Denominations, Transfer, Exchange. The Exchange Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000; provided, however, that in connection with the payment of interest on the Exchange Debentures in additional Exchange Debentures and the original issuance of Exchange Debentures hereunder in exchange for shares of the Preferred Stock, the Company may elect to pay any amount remaining after issuance of Exchange Debentures in denominations of $1,000 and/or integral multiples thereof, in cash or in additional Exchange Debentures in denominations of less than $1,000. The transfer of Exchange Debentures may be registered and Exchange Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of an Exchange Debenture, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Exchange Debenture or portion of an Exchange Debenture selected for redemption. Also, the Registrar need not exchange or register the transfer of any Exchange Debentures for a period of 15 days before a selection of Exchange Debentures to be redeemed.

                  9. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Exchange Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Exchange Debenture is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Exchange Debenture and for all other purposes whatsoever, whether or not this Exchange Debenture is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of an Exchange Debenture shall be treated as its owner for all purposes.

                  10. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures, and any existing default or compliance with any provision of the Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures. Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Exchange Debentures then outstanding, an amendment or waiver may not make any change to Section 4.10 or 4.15 of the Indenture. Without the consent of any Holder of an Exchange Debenture, the Indenture or the Exchange Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of the Company's obligations to Holders of the Exchange Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder of Exchange Debentures) reduce the aggregate principal amount of the then outstanding Exchange Debentures whose Holders must consent to an amendment, supplement or waiver, reduce the principal of or change the fixed maturity of any Exchange Debenture or alter the provisions with respect to the redemption of the Exchange Debentures, reduce the rate of or change the time for payment of interest on any Exchange Debenture, waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures and a waiver of the payment default that resulted from such acceleration), make any Exchange Debenture payable in money other than that stated in the Exchange Debentures, make any change in the provisions of the Indemnification relating to waivers of past Defaults or the rights of Holders of Exchange Debentures to receive payments of principal of or interest on the Exchange Debentures, waive a redemption payment with respect to any Exchange Debenture or make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, the provisions of the Indenture relating to subordination shall not be amended or modified without the written consent of the holders of all Senior Debt.

                  11. Defaults and Remedies. Events of Default include: default for 30 days in the payment when due of interest on the Exchange Debentures; default in the payment when due of principal of or premium on the Exchange Debentures at maturity, upon redemption or otherwise; default in the performance or breach of the provisions of Section 4.07, Section 4.09, Section 4.10 or
Section 4.15 of the Indenture; default by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures then outstanding in the performance of any other covenant, warranty or other agreement in the Indenture or the Exchange Debentures; prior to the time that the Company has at least four operating satellites, default after expiration of any applicable grace periods by the Company, or any of its Affiliates under the Hughes Satellite Contract or the Arianespace Launch Contract, of which the Trustee or the Company has received notice from Hughes or Arianespace, as the case may be, and which default would permit the other party thereto to terminate such contract; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $10.0 million or more; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), which default results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; failure by the Company or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability or any judgment entered against the Company in a jurisdiction outside of the United States which the Company in good faith after consultation with counsel believes is not enforceable against the Company outside of such jurisdiction) aggregating in excess of $5.0 million which judgments are not stayed within 60 days after their entry; or certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Exchange Debentures will become due and payable without further action or notice. Holders of the Exchange Debentures may not enforce the Indenture or the Exchange Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Exchange Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  12. Subordination. Each Holder by accepting an Exchange Debenture agrees that the Indebtedness evidenced by each Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of the principal of, and premium if any, and accrued and unpaid interest on, all existing and future Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

                  13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

                  14. No Personal Liabilities of Directors, Officers, Employees, Incorporator and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures, by accepting an Exchange Debenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures.

                  15. Authentication. This Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder of an Exchange Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and WIG/MIA (= Uniform Gifts to Minors Act).

                  17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Exchange Debentures and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Exchange Debentures. No representation is made as to the accuracy of such numbers either as printed on the Exchange Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of an Exchange Debenture upon written request and without charge a copy of the Indenture. Request may be made to:

PanAmSat International Systems, Inc.
One Pickwick Plaza
Greenwich, CT  06830
Attention: James W. Cuminale

                                 ASSIGNMENT FORM


                  To assign this Exchange Debenture, fill in the form below: (I) or (we) assign and transfer this Exchange Debenture to


_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                 (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Exchange Debenture on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________


Date:____________

                                 Your Signature:_______________________________
                                            (Sign exactly as your name appears
                                            on the  face  of this Exchange
                                            Debenture)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Exchange Debenture purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Indenture check the appropriate box:


                   |_| Section 3.08                  |_|  Section 4.15

                  If you want to have only part of the Exchange Debenture purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$__________________


Date:______________


                                 Your Signature:_______________________________
                                 (Sign exactly as your name appears on the face
                                  of this Exchange Debenture)

Signature Guarantee.